UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

Spark Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0001-32750	20-8901733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11150 Santa Monica Boulevard, Suite 600 Los Angeles, CA		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 893-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2014, Spark Networks, Inc. (the “Company”), announced that its Board of Directors appointed David Hughes and Vincent Thompson to serve as directors with terms ending at the Company’s 2014 annual meeting of stockholders. In connection with the appointments, the Board expanded the size of the Board of Directors to six members. At this time, the Company does not expect that either Messrs. Hughes or Thompson will be appointed to any committees of the Board of Directors.

Mr. Hughes, age 45, is the Chief Executive Officer of The Search Agency, a global digital marketing company providing integrated multi-channel online marketing strategies, implementation and ongoing optimization, a position he has held since May 2004. Prior to joining The Search Agency, Mr. Hughes served as Senior Vice President, Corporate Development for United Online, Inc., as a Management Consultant with the Boston Consulting Group and as an Associate with Mercer Management Consulting. Mr. Hughes currently sits on the Boards of YPOLA and The Huron University College Foundation USA. Mr. Hughes is a graduate of Harvard University’s Graduate School of Business Administration, where he was awarded the Dean’s Award for leadership, and the University of Western Ontario where he earned a Bachelor of Arts with Honors.

Mr. Thompson, age 50, has been Managing Partner at Middleshift Consulting, a consulting business he established to help media companies design product solutions, sales organizations and establish business development relationships, since March 2006. Mr. Thompson also served as Chief Executive Officer of Media2Watch LLC, an entertainment media company he founded to identify tomorrow’s most exciting stars and connect them with fans in social media, from July 2009 to September 2012. Previously, Mr. Thompson served as Vice President of Sales and a Consultant at Facebook Inc. from October 2005 to June 2006 and in various positions with America Online Inc. from November 1998 to October 2005, most recently as Regional Vice President of Sales, Interactive Marketing. Mr. Thompson received his M.B.A. from Pepperdine University’s Graziadio School of Business and his B.A. in communications from the University of Southern California Annenberg School.

Each of Messrs. Hughes and Thompson will receive the Company’s standard compensation for non-employee directors. Specifically, each will receive a base annual Board service fee of $30,000 and options to purchase 50,000 shares of Company common stock granted under the Company’s 2007 Omnibus Incentive Plan vesting annually in four equal installments beginning on the first anniversary of the grant date. The Company does not pay any director fees for meeting attendance.

There were no understandings or other agreements or arrangements between either Messrs. Hughes or Thompson and any other person pursuant to which either was elected as a director of the Company. Additionally, neither Mr. Hughes nor Mr. Thompson is party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointments is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: March 13, 2014	By:	/s/ Joshua Kreinberg
	Name:	Joshua Kreinberg
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release dated March 10, 2014.